UBS LOAN FINANCE LLC
677 Washington Boulevard
Stamford, Connecticut  06901

UBS SECURITIES LLC
299 Park Avenue
New York, New York  10171

March 28, 2004

Carso Holdings Corporation
c/o Leonard Green & Partners, L.P.
     11111 Santa Monica Boulevard
     Suite 2000
     Los Angeles, CA  90025

Attention:  Michael Wong

Bank and Bridge Facilities Commitment Letter

Ladies and Gentlemen:

You have advised UBS Loan Finance LLC ("UBS") and UBS Securities
LLC ("UBSS" and, together with UBS, "we" or "us") that Carso Holdings Corpo-ration, a Delaware corporation ("Holdings" or "you") formed by affiliates of Leonard Green & Partners, L.P. ("Sponsor"), proposes to acquire (the "Acqui-sition") all of the outstanding capital stock of Oscar (the "Acquired Busi-ness") pursuant to a merger agreement among Holdings, Cosar Corporation, an Oregon corporation and a wholly owned subsidiary of Holdings ("Borrower"), and the Acquired Business (the "Merger Agreement"); upon consummation of the Acquisition, Borrower shall merge with and into Oscar, with Oscar as the sur-vivor. All references to "dollars" or "$" in this agreement and the attach-ments hereto (collectively, this "Commitment Letter") are references to United States dollars.

We understand that the sources of funds required to fund the Ac-quisition consideration, to repay existing indebtedness of the Acquired Busi-ness and its subsidiaries of up to $351.3 million (the "Refinancing"), to pay fees, commissions and expenses of up to $115.0 million in connection with the Transactions (as defined below) and to provide ongoing working capital re-quirements of Borrower and its subsidiaries following the Transactions will include:

- senior secured credit facilities consisting of (i) a senior se-cured term loan facility to Borrower of $400.0 million (the "Term Loan Facility"), as described in the Summary of Principal Terms and Conditions attached hereto as Annex I (the "Bank Term Sheet") and (ii) a senior secured revolving credit facility to Borrower of up to $75.0 million (the "Revolving Credit Facility" and, together with the Term Loan Facilities, the "Bank Facili-ties"), as described in the Bank Term Sheet, of which Revolving Credit Facility none will be drawn immediately after giving ef-fect to the Transactions (except as provided in the Bank Term Sheet);

- the issuance by Borrower of (a) $400.0 million aggregate gross proceeds of unsecured senior notes (the "Senior Notes") and (b) $200.0 million aggregate gross proceeds of unsecured senior sub-ordinated notes (the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes"), in each case pursuant to a public offering or Rule 144A or other private placement (the "Notes Offering") or, in the event the Notes are not issued at the time the Transactions are consummated, borrowings by Bor-rower of (a) $400.0 million under a senior unsecured credit fa-cility (the "Senior Bridge Facility") and (b) $200.0 million un-der a senior subordinated unsecured credit facility (the "Senior Subordinated Bridge Facility" and, together with the Senior Bridge Facility, the "Bridge Facilities"; the Bridge Facilities and the Bank Facilities are herein referred to as the "Facili-ties"), in each case as described in the Summary of Principal Terms and Conditions attached hereto as Annex II (the "Bridge Term Sheet" and, together with the Bank Term Sheet, the "Term Sheets"); provided that the Senior Subordinated Notes (or the Senior Subordinated Bridge Facility) shall be reduced by an amount equal to the amount of senior subordinated notes of the Acquired Business (the "Existing Notes") that are not tendered as of the Closing Date pursuant to the tender offer therefor de-scribed in the Merger Agreement (the "Untendered Existing Notes");

- cash equity investments (which may be proceeds of common and/or preferred securities) in Holdings of not less than $219.0 mil-lion by Sponsor and one or more other investors reasonably sat-isfactory to us (the "Equity Investors") on terms and conditions reasonably satisfactory to us, which investments shall be con-tributed to Borrower in cash as common equity (the "Equity Fi-nancing");

- equity retained in the Acquired Business of not less than $67.7 million on terms and conditions reasonably satisfactory to us
(the "Rollover Equity"); and

- cash on hand at the Acquired Business of $80.5 million.

No other financing will be required for the uses described above. Immedi-ately following the Transactions, neither Holdings nor any of its subsidiar-ies will have (a) any indebtedness other than (i) the Bank Facilities, (ii) the Notes or the Bridge Facilities, (iii) any Untendered Existing Notes and
(iv) capital leases and other indebtedness of the Acquired Business outstand-ing on the date hereof in an aggregate amount not to exceed $5.0 million or
(b) any preferred equity other than pursuant to the Equity Financing or Rollover Equity. As used herein, the term "Transactions" means the Acquisi-tion, the Refinancing, the initial borrowings under the Bank Facilities, the issuance of the Notes or the borrowings under the Bridge Facilities, the Eq-uity Financing, the Rollover Equity and the payments of fees, commissions and expenses in connection with each of the foregoing.

We understand that, substantially concurrently with the consumma-tion of the Transactions, Holdings may, at its discretion, (i) cause the Ac-quired Business to contribute its Game Crazy business and related assets to a newly formed wholly owned subsidiary ("GCo") of the Acquired Business with outstanding shares of preferred stock and common stock which are substan-tially similar to the common stock and preferred stock of Holdings, (ii) cause the Acquired Business to distribute the capital stock of GCo to Hold-ings and (iii) distribute the capital stock of GCo to the holders of Hold-ings' common stock (the transactions in the immediately foregoing clauses (i) through (iii) are referred to collectively as the "GCo Spin").

Commitments.

You have requested that UBS commit to provide the Facilities and that UBSS agree to structure, arrange and syndicate the Facilities.

UBS is pleased to advise you of its commitment to provide the en-tire amount of the Bank Facilities to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The com-mitment of UBS and each other Bank Lender (as defined below) hereunder is subject to the negotiation, execution and delivery of definitive documenta-tion (the "Bank Documentation") with respect to the Bank Facilities reasona-bly satisfactory to UBS and the other Bank Lenders reflecting, among other things, the terms and conditions set forth in the Bank Term Sheet, in Annex III hereto (the "Conditions Annex") and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Facilities (the "Fee Letter"). In addition, UBS is pleased to advise you of its commitment to provide the entire amount of the Bridge Facilities to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitment of UBS and each other Bridge Lender (as defined below) hereunder is subject to the negotiation, execution and delivery of definitive documentation (the "Bridge Documentation" and, to-gether with the Bank Documentation, the "Financing Documentation") with re-spect to the Bridge Facilities reasonably satisfactory to UBS and the other Bridge Lenders reflecting, among other things, the terms and conditions set forth in the Bridge Term Sheet, the Conditions Annex and the Fee Letter. You agree that the closing date of the Acquisition and the concurrent closing of the Facilities or, if applicable, the Bank Facilities and the Notes Offering (the "Closing Date") shall be a date mutually agreed upon between you and us, but in any event shall not occur until the terms and conditions hereof and in the Term Sheets and the Conditions Annex (including the conditions to initial funding) have been satisfied or waived in writing by UBS.

Syndication.

It is agreed that UBSS will act as the sole and exclusive advi-sor, arranger and bookmanager for the Facilities, and will exclusively manage the syndication of the Facilities, and will, in such capacities, exclusively perform the duties and exercise the authority customarily associated with such roles. It is further agreed that no additional advisors, agents, co-agents, arrangers or bookmanagers will be appointed and no Lender (as defined below) will receive compensation with respect to any of the Facilities out-side the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in such Facilities, in each case unless you and we so agree.

UBS reserves the right, prior to or after execution of the Bank Documentation, to syndicate, in consultation with you, all or a portion of its commitment to one or more institutions that will become parties to the Bank Documentation (UBS and the institutions becoming parties to the Bank Documentation, the "Bank Lenders"). UBS also reserves the right, prior to or after the execution of the Bridge Documentation, to syndicate, in consulta-tion with you, all or a portion of its commitment to one or more institutions becoming parties to the Bridge Documentation (UBS and the institutions becom-ing parties to the Bridge Documentation, the "Bridge Lenders," and, together with the Bank Lenders, the "Lenders").

UBSS will, in consultation with you, exclusively manage all as-pects of the syndication of the Facilities, including selection of additional Lenders, determination of when UBSS will approach potential additional Lend-ers, any naming rights and the final allocations of the commitments in re-spect of the Facilities among the additional Lenders. You agree to, and to use commercially reasonable efforts to cause Borrower and the Acquired Busi-ness to (including with a covenant to such effect in the Merger Agreement), actively assist UBSS in achieving a timely syndication of the Facilities that is satisfactory to UBSS and the Lenders participating in such Facilities. To assist UBSS in its syndication efforts, you agree that you will, and will cause your representatives and advisors to, and will use commercially reason-able efforts to cause Borrower and the Acquired Business and their respective representatives and advisors to, (a) promptly prepare and provide all finan-cial and other information as we may reasonably request with respect to you, Borrower, the Acquired Business, their respective subsidiaries and the trans-actions contemplated hereby, including but not limited to financial projec-tions (the "Projections") relating to the foregoing, (b) use commercially reasonable efforts to ensure that the syndication efforts benefit materially from existing lending relationships of Sponsor, the Acquired Business and their respective subsidiaries, (c) make available to prospective Lenders sen-ior management and advisors of Holdings, the Acquired Business and their re-spective subsidiaries, (d) host, with UBSS, one or more meetings with pro-spective Lenders under each of the Facilities, (e) assist UBSS in the prepa-ration of one or more confidential information memoranda reasonably satisfac-tory to UBSS and other marketing materials to be used in connection with the syndication of each of the Facilities, and (f) obtain, at your expense, moni-tored public ratings of the Facilities and the Notes from Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Group ("S&P") at least 30 days prior to the Closing Date and to participate actively in the process of securing such ratings, including having senior management of Holdings and the Acquired Business meet with such rating agencies.

Information.

You hereby represent and covenant that, to the best of your knowledge, (a) all information (other than the Projections) that has been or will be made available to any of the Lenders or UBSS by you, Borrower, the Acquired Business or any of your or their respective representatives in con-nection with the transactions contemplated hereby (the "Information"), when taken as a whole is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements were or are made, not misleading, and (b) the Projections that have been or will be made available to any of the Lenders or UBSS by you, Borrower, the Acquired Business or any of your or their respective representatives in connection with the transactions contemplated hereby have been and will be, prepared in good faith based upon assumptions believed by you to be reasonable at the time made (it being understood that the Projections are subject to signifi-cant uncertainties and contingencies, many of which are beyond your control and assurance cannot be given that any particular Projection will be real-
ized). You agree to supplement the Information and the Projections from time to time and agree to advise UBSS of all material developments affecting Spon-sor, Borrower, the Acquired Business, any of their respective subsidiaries or affiliates or the transactions contemplated hereby or the accuracy in any ma-terial respect of Information and Projections previously furnished to UBSS or any of the Lenders. You acknowledge that UBS and UBSS may share with any of their affiliates, and such affiliates may share with UBS and UBSS, any infor-mation related to Borrower, the Acquired Business, or any of their respective subsidiaries or affiliates (including, without limitation, in each case in-formation relating to creditworthiness) and the transactions contemplated hereby on a confidential and "need to know" basis. The representations and covenants contained in this paragraph shall remain effective only until the Closing Date and thereafter shall be superseded by those contained in the Bank Documentation.

Compensation.

As consideration for the commitments of the Lenders hereunder with respect to the Facilities and the agreement of UBSS to structure, ar-range and syndicate the Facilities and to provide advisory services in con-nection therewith, you agree to pay, or cause to be paid, to UBS the fees set forth in the Term Sheets and the Fee Letter. Once paid, except as set forth in the Fee Letter, such fees shall not be refundable under any circumstances.

Conditions.

The commitment of the Lenders hereunder with respect to each of the Facilities and UBSS's agreement to perform the services described herein may be terminated by UBS if (i) the structure, terms and conditions of the Transactions are not reasonably satisfactory to UBS, or are changed from those described herein and in the Term Sheets and the Conditions Annex in any respect reasonably determined by UBS to be material, provided that UBS ac-knowledges and agrees that the structure, terms and conditions of the Trans-actions contemplated by this Commitment Letter and the drafts of the Merger Agreement, the shareholders agreement and the voting agreement to be entered into therewith (in each case dated March 26, 2004) and other documentation for the Transactions previously provided or made available to UBS and/or its advisors on or prior to the date of this Commitment Letter are satisfactory to UBS for purposes of this condition; (ii) any information submitted to UBS by or on behalf of Holdings, Borrower, the Acquired Business or any of their respective subsidiaries or affiliates is inaccurate, incomplete or misleading in any respect reasonably determined by UBS to be material; (iii) the trans-actions contemplated hereby (including borrowings under the Facilities) are not in full compliance with all applicable legal requirements, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System; (iv) there shall be any pending or threatened litiga-tion or other proceedings (private or governmental) with respect to any of the transactions contemplated hereby that could reasonably be expected to im-pose adverse conditions on the Facilities or the Notes or prevent, enjoin or materially adversely affect the Transactions; (v) any change shall occur since December 31, 2003, or any additional information shall be disclosed to or discovered by UBS (including, without limitation, information contained in any review or report required to be provided to it in connection herewith) that is inconsistent with or additional to information previously disclosed to or discovered by UBS, which UBS reasonably determines has had or could reasonably be expected to have a material adverse effect on the business, re-sults of operations, condition (financial or otherwise), assets, liabilities or prospects of the Acquired Business and its subsidiaries, taken as a whole;
(vi) in the sole judgment of UBS, a material adverse change or material dis-ruption has occurred after the date of this Commitment Letter in the finan-cial, banking or capital markets generally (including, without limitation, the markets for loans to or debt securities issued by companies similar to Borrower or the Acquired Business), which has had or could reasonably be ex-pected to have a material adverse effect on the syndication of any portion of the Facilities or the marketing of the Notes; (vii) the Senior Notes are not rated, as of the Closing Date, at least B3 by Moody's and at least B- by S&P; or (vii) any condition set forth in either Term Sheet or the Conditions Annex is not satisfied or waived by UBS or any covenant or agreement in this Com-mitment Letter or the Fee Letter is not complied.

Clear Market.

From the date of this Commitment Letter until the earlier of (x) six months after the Closing Date and (y) our completion of syndication (as determined by us and notified in writing to you) of each of the Facilities and, if later, of the Notes Offering, you will ensure that no financing (other than the financings contemplated hereby) for Holdings, Borrower, the Acquired Business or any of your or their respective subsidiaries is an-nounced, syndicated or placed without the prior written consent of UBS if such financing, syndication or placement would have, in the reasonable judg-ment of UBS, a detrimental effect upon the transactions contemplated hereby.

Indemnity.

By your acceptance below, you hereby agree to indemnify and hold harmless each of UBSS, UBS and the other Lenders and their respective affili-ates (including, without limitation, controlling persons) and the directors, officers and employees of the foregoing (each, an "Indemnified Person") from and against any and all losses, claims, costs, expenses, damages or liabili-ties (or actions or other proceedings commenced or threatened in respect thereof) that arise out of or in connection with this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Facilities or any of the transactions contemplated hereby or the providing or syndication of the Facilities, and to reimburse each Indemnified Person upon its demand for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding), other than any of the foregoing of any Indemnified Person to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely by reason of the gross negligence or willful misconduct of such Indemnified Person. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, you shall indemnify the Indemnified Persons from and against any loss or li-ability by reason of such settlement or judgment, subject to your rights in this paragraph to claim exemption from your indemnity obligations. You shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liabil-ity or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Person. None of UBSS, UBS or any other Lender (or any of their respective affiliates) shall be respon-sible or liable to Holdings, Borrower, the Acquired Business or any of their respective subsidiaries, affiliates or stockholders or any other person or entity for any consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Facilities or the transactions contemplated hereby. In addition, you hereby agree to reimburse each of the Lenders and UBSS from time to time upon demand for all reasonable and documented out-of-pocket costs and expenses (includ-ing, without limitation, reasonable legal fees and expenses of UBS and UBSS, appraisal, consulting and audit fees, and printing, reproduction, document delivery, travel, communication and publicity costs) incurred in connection with the syndication and execution of the Facilities, and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Financing Documenta-tion and the administration, amendment, modification or waiver thereof (or any proposed amendment, modification or waiver), whether or not the Closing Date occurs or any Financing Documentation is executed and delivered or any extensions of credit are made under either of the Facilities.

Confidentiality.

This Commitment Letter is furnished for your benefit, and may not be relied on by any other person or entity. This Commitment Letter is deliv-ered to you upon the condition that neither the existence of this Commitment Letter, the Term Sheets, the Conditions Annex, or the Fee Letter nor any of their contents shall be disclosed by you or any of your affiliates, directly or indirectly, to any other person, except that such existence and contents may be disclosed (i) as may be compelled in a judicial or administrative pro-ceeding or as otherwise required by law and (ii) to your directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby. In addition, this Commitment Letter, the Term Sheets and the Conditions Annex (but not the Fee Letter) may be disclosed to the Acquired Business and their respective directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby; provided that this Commitment Letter may be attached to, or filed with, the Merger Agreement if and when the Merger Agreement is filed or furnished as an exhibit to a report filed by the Ac-quired Business under the Securities Act of 1934, as amended.

Other Services.

You acknowledge and agree that UBS, UBSS and/or their affiliates may be requested to provide additional services with respect to Holdings, Borrower, the Acquired Business and/or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and gov-erned by one or more separate agreements (containing terms relating, without limitation, to services, fees and indemnification) in form and substance sat-isfactory to the parties thereto. Nothing in this Commitment Letter is in-tended to obligate or commit UBS or UBSS or any of their affiliates to pro-vide any services other than as set out herein. You acknowledge that UBSS is acting as financial advisor to the Acquired Business in connection with vari-ous matters, including the Transactions.

Governing Law, Etc.

This Commitment Letter and the commitment of the Lenders shall not be assignable by you without the prior written consent of the Lenders and UBSS, and any purported assignment without such consent shall be void. This Commitment Letter may not be amended or any provision hereof waived or modi-fied except by an instrument in writing signed by UBS, UBSS and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall con-stitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience only. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any bene-fits upon, or create any rights in favor of, any person other than the par-ties hereto, the Lenders and, with respect to the indemnification provided under the heading "Indemnity," each Indemnified Person. This Commitment Let-ter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the ex-tent that the application of the laws of another jurisdiction will be re-quired thereby. Any right to trial by jury with respect to any claim or ac-tion arising out of this Commitment Letter is hereby waived. You hereby sub-mit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in con-nection with any dispute related to this Commitment Letter or any of the mat-ters contemplated hereby, and agree that service of any process, summons, no-tice or document by registered mail addressed to you shall be effective serv-ice of process against you for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

Please indicate your acceptance of the terms hereof and of the Term Sheets, the Conditions Annex, and the Fee Letter by returning to us exe-cuted counterparts of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on March 29, 2004. This Commitment Let-ter and the commitments of the Lenders hereunder and the agreement of UBSS to provide the services described herein are also conditioned upon your accep-tance hereof and of the Fee Letter and our receipt of executed counterparts hereof and thereof. Upon the earlier to occur of (A) the execution and de-livery of the Financing Documentation by all of the parties thereto, or
(B) October 15, 2004, if the Financing Documentation shall not have been exe-cuted and delivered by all such parties prior to that date, or (C) if earlier than (B), the date of termination of the Merger Agreement, this Commitment Letter and the commitments of the Lenders hereunder and the agreement of UBSS to provide the services described herein shall automatically terminate unless the Lenders and UBSS shall, in their discretion, agree to an extension. The compensation, expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Term Sheets and the Fee Letter shall survive termination of this Commitment Letter (or any portion hereof) or the commitments of the Lenders hereunder. The provisions under the headings "Syndication" and "Clear Market" above shall survive the execu-tion and delivery of the Financing Documentation.

                           [Signature Page Follows]








We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,
UBS LOAN FINANCE LLC

By: /s/ David A. Juge
Name:	David A. Juge
Title:	Managing Director
By: /s/ Amanda J. Montgomery
Name:	Amanda J. Montgomery
Title:	Managing Director

UBS SECURITIES LLC
By: /s/ David A. Juge
Name:	David A. Juge
Title:	Managing Director
By: /s/	Amanda J. Montgomery
Name:	Amanda J. Montgomery
Title:	Managing Director

Accepted and agreed to as of
the date first written above:
CARSO HOLDINGS CORPORATION
By: /s/ John M. Baumer
Name: John M. Baumer
Title: Vice President










ANNEX I

            SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Bank Facilities (All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.)

Borrower:	Carso Corporation ("Borrower"), which will merge with
and into Target on the Closing Date with Target as the survivor.

Arranger:	UBS Securities LLC ("UBSS" or the "Arranger").

Lenders:	A syndicate of banks, financial institutions and
other entities, including UBS Loan Finance LLC ("UBS"), arranged by UBSS in consultation with Borrower (collectively, the "Lenders").

Administrative Agent
and Collateral Agent:	UBS AG, Stamford Branch (the "Administra-
tive Agent" and the "Collateral Agent").

Type and Amount of Facilities:

Term Loan Facility:

Term Loan Facility (the "Term Loan Facility") in an aggre-gate principal amount of $400.0 million (each individual loan thereunder, a "Term Loan" and together, the "Term Loans").

Revolving Credit Facility:

A revolving credit facility (the "Revolving Credit
Facility") in an aggregate principal amount of $75.0 million. The Term Loan Facility and the Revolving Credit Facility are herein referred to collectively as the "Bank Facilities". Amounts to be agreed of the Revolving Credit Facility will be available as a letter of credit subfacility and a swingline subfacility.

Purpose:	Proceeds of the Term Loan Facility will be used on
the Closing Date to finance a portion of the Acquisition and the Refinancing and to pay fees, commissions and expenses in connection therewith. Following the Closing Date, the Revolving Credit Facility will be used by Borrower and its subsidiaries for working capital and general corporate purposes; pro-vided, that a drawing on the Closing Date under the Revolving Credit Facility may be made solely to gross-up any original issue discount made applicable to the Bank Facilities.

Closing Date:	The date of consummation of the Acquisition.

Maturity Dates:
Term Loan Facility: Term Loan Facility: 6 years from the Closing Date. Revolving Credit Facility: 5 years from the Closing Date.

Availability:

Term Loan Facility: Upon satisfaction or waiver of conditions precedent to drawing to be specified in the Bank Docu-mentation, a single drawing may be made on the Closing Date of the full amount of the Term Loan Facility.

Revolving Credit Facility: Upon satisfaction or waiver of conditions precedent to drawing to be specified in the Bank Documentation, borrowings may be made at any time after the Closing Date to but excluding the business day preceding the maturity date of the Revolving Credit Facil-ity; provided, that a drawing on the Closing Date under the Revolving Credit Facility may be made solely to gross-up any original issue discount made ap-plicable to the Bank Facilities.

Letters of Credit:	Each letter of credit shall expire not
later than the earlier of (a) 12 months after its date of issuance and
(b) the fifteenth day prior to the maturity date of the Revolving Credit Fa-cility.

Amortization:
Term Loan Facility:  To be determined.
Revolving Credit Facility:	None.

Interest:	At Borrower's option, Base Rate/Prime Rate and LIBOR
loans, will be available as follows:

A.  Base Rate/Prime Rate Option
Interest will be at the Base Rate plus the applicable In-terest Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable quarterly in arrears. The Base Rate is de-fined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1% and the prime commercial lending rate of UBS AG, as established from time to time at its Stamford Branch.
Base Rate borrowings will require one business day's prior notice and will be in minimum amounts to be agreed upon.

B.  LIBOR Option
Interest will be determined for periods ("Interest Peri-ods") of one, two, three or six (or, if available from all Lenders, nine or twelve) months (as selected by Borrower) and will be at an annual rate equal to the London Interbank Offered Rate ("LIBOR") for the corresponding deposits of U.S. dollars, plus the applicable Interest Margin. LIBOR will be deter-mined by the Administrative Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any).
LIBOR borrowings will require three business days' prior notice and will be in minimum amounts to be agreed upon. The availability of LIBOR loans during the syndication period will be limited.

Default Interest:	Upon any payment default, interest will accrue
on any amount of a loan or other amount payable under the Bank Facilities at a rate of 2.0% per annum in excess of the higher of (i) the Base Rate plus the applicable Interest Margin and (ii) the rate (including the applicable Interest Margin), if any, otherwise applicable to such loan or other amount, and will be payable on demand.

Interest Margins:	The applicable Interest Margin will be the ba-
sis points set forth in the following table; provided that after the date on which Borrower shall have delivered financial statements for the fiscal quar-ter ending at least six months after the Closing Date, the Interest Margin with respect to the Revolving Credit Facility will be determined pursuant to the grid set forth on Appendix A hereto; provided, further that if, as of the Closing Date, the Bank Facilities are rated less than B1 from Moody's or less than B+ from S&P, each of the figures in the table below shall increase by 50 basis points.

                     Base Rate Loans  LIBOR Loans
Term Loan
Facility                  200             300

Revolving
Credit
Facility                  200             300


Commitment Fee:	A Commitment Fee shall accrue on the unused
amounts of the commitments under the Revolving Credit Facility. Such Commit-ment Fee will be 0.50% per annum. Accrued Commitment Fees will be payable quarterly in arrears (calculated on a 360-day basis) for the account of the Lenders from the Closing Date.

Mandatory Prepayments:	Borrower shall make the mandatory prepay-
ments (subject to certain exceptions to be agreed) in the following amounts:
(a) 100% of the net proceeds received from the sale or other disposition of all or any part of the assets of Holdings, Borrower or any of its subsidiar-ies after the Closing Date, (b) 100% of the net proceeds received by Hold-ings, Borrower or any of its subsidiaries from the issuance of debt or pre-ferred stock after the Closing Date, other than the Notes or other Qualifying Subordinated Debt (to be defined in the Bank Documentation) which refinances borrowings under the Bridge Facilities, (c) 50% of the net proceeds received from the issuance of common equity (including, but not limited to, upon the exercise of warrants and options) by, or equity contributions to, Holdings after the Closing Date, other than any amount thereof which is applied to the repayment of the Bridge Facilities (provided that no prepayment under this clause (c) shall be required for as long as the total leverage ratio is less than 2.5 to 1.00), (d) 100% of all casualty and condemnation proceeds in ex-cess of amounts applied promptly to replace or restore any properties in re-spect of which such proceeds are paid to Holdings, Borrower and its subsidi-aries and (e) 75% of excess cash flow of Borrower and its subsidiaries (to be defined in a manner to be agreed); provided the percentage set forth in this clause (e) shall be reduced to (i) 50% when the total leverage ratio at the end of the relevant fiscal year is less than 3.0 to 1.0 but greater than or equal to 2.5 to 1.0 and (ii) 0% when the total leverage ratio at the end of the relevant fiscal year is less than 2.5 to 1.0.
There will be no prepayment penalties (except LIBOR break-age costs) for mandatory prepayments.

Optional Prepayments:	Permitted in whole or in part, with prior
notice but without premium or penalty (except LIBOR breakage costs) and in-cluding accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments.

Application of Prepayments:	Each mandatory and optional prepay-
ment will be applied to the scheduled amortization on the Term Loan Facility first in order of maturity to the first two amortization payments following the date such prepayment is to be made, and second the remainder of such pre-payment shall be allocated on a pro rata basis to the rest of the scheduled amortization payments on the Term Loan Facility. If the Term Loan Facility has been repaid in full, any prepayments made shall be applied to reduce com-mitments under the Revolving Credit Facility (and to repay loans thereunder and/or cash collateralize letters of credit, in each case, in an amount equal to the excess of the aggregate amount of such loans and letters of credit over the commitment thereunder as so reduced).

Guarantees:	The Bank Facilities will be fully and unconditionally
guaranteed on a joint and several basis by Holdings and all of the existing and future direct and indirect domestic subsidiaries of Borrower (collec-tively, the "Guarantors").

Security:	The Bank Facilities and any hedging obliga-
tions relating to the Bank Facilities to which a Lender or an affiliate of a Lender is a counterparty will be secured by perfected first priority pledges of all of the equity interests of Borrower and each of Borrower's direct and indirect subsidiaries, and perfected first priority security interests in and mortgages on substantially all material tangible and intangible assets (in-cluding, without limitation, accounts receivable, inventory, equipment, gen-eral intangibles, intercompany notes, insurance policies, investment prop-erty, intellectual property, real property, cash and proceeds of the forego-
ing) of Borrower and the Guarantors, wherever located, now or hereafter owned, except, in the case of any foreign subsidiary, such pledge and secu-rity interest shall be limited to the pledge of 65% of the equity interests of such foreign subsidiary.

Conditions to Initial Borrowings:	Conditions precedent to ini-
tial borrowings under the Bank Facilities shall be as set forth in the Com-mitment Letter and in Annex III to the Commitment Letter.

Conditions to Each Borrowing:	Conditions precedent to each bor-
rowing or issuance under the Bank Facilities will be those customary for a transaction of this type including, without limitation, (1) the absence of any continuing default or event of default, (2) the accuracy in all material respects of all representations and warranties and (3) the absence of a mate-rial adverse change in the condition (financial or otherwise), business, op-erations, assets, liabilities or prospects of Borrower and its subsidiaries, taken as a whole.

Representations and Warranties:	Representations and warran-
ties will apply to Holdings, Borrower and its subsidiaries and include repre-sentations and warranties (subject to customary and agreed upon exceptions and qualifications) as to: financial statements (including pro forma finan-cial statements); absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law; corporate power and author-ity; enforceability of the Bank Documentation; no conflict with law or con-tractual obligations; no material litigation; no default; ownership of prop-erty; liens; intellectual property; no burdensome restrictions; taxes; Fed-eral Reserve regulations; ERISA; Investment Company Act; subsidiaries; envi-ronmental matters; solvency; accuracy of disclosure; creation and perfection of security interests; and such other representations and warranties as are usual and customary for a transaction of this type.

Affirmative Covenants:	Affirmative covenants will apply to Hold-
ings, Borrower and its subsidiaries and will include (subject to customary and agreed upon exceptions and qualifications):
Delivery of financial and other information: certified quarterly and audited annual financial statements, monthly management re-ports, reports to shareholders, notices of defaults, litigation and other ma-terial events, budgets and other information customarily supplied in a trans-action of this type; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, en-vironmental matters, taxation and ERISA) and material contractual obliga-tions; maintenance of property and insurance; maintenance of books and rec-ords; right of the Lenders to inspect property and books and records; agree-ment to hold annual meetings of Lenders; further assurances (including, with-out limitation, with respect to security interests in after-acquired prop-
erty); agreement to establish an interest rate protection program and/or have fixed rate financing on a percentage to be determined of the aggregate funded indebtedness of Borrower and its subsidiaries; and such other affirmative covenants as are usual and customary for a transaction of this type.

Negative Covenants:	Negative covenants will apply to Hold-
ings, Borrower and its subsidiaries and will include (subject to customary and agreed upon exceptions and qualifications):
 1.  Limitation on dispositions of assets and changes of business and ownership.
 2.  Limitation on mergers and acquisitions.
 3.  Limitations on dividends and stock repurchases and redemptions.
 4. Limitation on indebtedness (including guarantees and other contingent obligations) and preferred stock.
 5.  Limitation on loans and investments.
 6.  Limitation on liens and further negative pledges.
 7.  Limitation on transactions with affiliates.
 8.  Limitation on sale and leaseback transactions.
 9.  Maintenance of Holdings as a passive holding company.
 10. Prohibition on amendments or prepayments of subordinated indebtedness.
 11. No modification or waiver of material documents (including, without limitation, charter documents of Borrower and its subsidiaries and all documents relating to the Bridge Facilities, the Notes, if any, and the Equity Financing) in any manner materially adverse to the Lenders without the consent of the Requisite Lenders.
 12. No change to fiscal year.

Financial Covenants:	Financial covenants will apply to Bor-
rower and its consolidated subsidiaries and will include:
 1. Minimum interest coverage ratio.
 2. Maximum leverage ratio.
 3. Minimum fixed charge coverage ratio.
 4. Limitation on new stores.
 5. Maximum capital expenditures.

For purposes of calculating financial covenants, accounting policies may not be changed without the consent of the Administrative Agent.

Events of Default:	Will include (subject to such grace peri-
ods, notice periods and qualifications to be agreed upon) nonpayment, breach of representations and covenants, cross defaults, loss of lien on collateral, invalidity of guarantees, bankruptcy and insolvency events, ERISA events, judgments and change of ownership or control (to be defined) and such other events as are usual and customary for a transaction of this type.

Assignments and Participations:	Each Lender may assign all or
a portion of its loans and commitments under the Bank Facilities (which shall not be required to be pro rata among the Bank Facilities), or sell participa-tions therein, to another person or persons, provided that each such assign-ment shall be in minimum amounts to be agreed upon (or the remainder of such Lender's loans and commitments, if less) and shall be subject to certain con-ditions (including, without limitation, the consent of the Administrative Agent and, except in connection with the primary syndication of the Bank Fa-cilities or upon the occurrence and during the continuance of any default, the Borrower, which consent shall not be unreasonably withheld, and the pay-ment of a customary fee to the Administrative Agent) and no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Bank Facilities (except as to certain basic issues).

Expenses and Indemnification:	The Bank Documentation will provide
that all reasonable and documented out-of-pocket expenses (including but not limited to reasonable and documented legal fees and expenses and expenses in-curred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of UBS, UBSS, the Administrative Agent and the Collateral Agent associated with the syndication of the Bank Facilities and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifica-tions) of the documentation contemplated hereby are to be paid by Borrower. In addition, all out-of-pocket expenses (including but not limited to reason-able and documented legal fees and expenses) of the Lenders and the Adminis-trative Agent for workout proceedings, enforcement costs and documentary taxes associated with the Bank Facilities are to be paid by Borrower.
The Bank Documentation will provide that Borrower will in-demnify the Lenders, UBS, UBSS, the Administrative Agent and the Collateral Agent and their respective affiliates, and hold them harmless from and against all reasonable and documented out-of-pocket costs, expenses (includ-ing but not limited to reasonable and documented legal fees and expenses) and liabilities arising out of or relating to the transactions contemplated hereby and any actual or proposed use of the proceeds of any loans made under the Bank Facilities; provided, however, that no such person will be indemni-fied for costs, expenses or liabilities to the extent determined by a final judgment of a court of competent jurisdiction to have been incurred solely by reason of the gross negligence or willful misconduct of such person.

Yield Protection, Taxes and
Other Deductions:

The Bank Documentation will contain yield protection provisions, customary for facilities of this nature, protecting the Lenders in the event of unavail-ability of LIBOR, breakage losses, reserve and capital adequacy requirements. All payments are to be free and clear of any present or fu-ture taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender's applicable lending office). The Lenders will use reasonable efforts to minimize to the extent possible any applicable taxes and Borrower will indemnify the Lenders and the Administra-tive Agent for such taxes paid by the Lenders or the Administrative Agent.

Requisite Lenders:	Lenders holding at least a majority of
total loans and commitments under the Bank Facilities, with certain amend-ments requiring the consent of Lenders holding a greater percentage (or all) of the total loans and commitments under the Bank Facilities and amendments prior to completion of the syndication of the Bank Facilities (as determined by UBSS) also requiring the consent of UBS.

Governing Law and Forum:	The laws of the State of New York.
Each party to the Bank Documentation will waive the right to trial by jury and will consent to jurisdiction of the state and federal courts located in The City of New York.

Counsel to UBS, UBSS,
the Administrative Agent and
the Collateral Agent:	Cahill Gordon & Reindel LLP.







Appendix A

Pricing Grid for the Revolving Credit Facility

Leverage Ratio			Interest Margin (in basis points)

>3.25 to 1.00						300
<3.25 to 1.00 and > 2.75 to 1.00			275
<2.75 to 1.00 						250








ANNEX II

             SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Bridge Facilities (All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.)

Borrower:	Carso Corporation ("Borrower"), which will
merge with and into Target at the Closing Date with Target as the survivor.

Arranger:	UBS Securities LLC ("UBSS" or the "Arranger").

Lenders:	A syndicate of banks, financial institutions
and other entities, including UBS Loan Finance
LLC ("UBS"), arranged by UBSS in consultation with Borrower.

Administrative Agent:	UBS AG, Stamford Branch (the "Administrative
Agent").

Type and Amount of Bridge Facilities:

(A) $400.0 million senior unsecured bridge loan facility (the "Senior Bridge Facility") and (B) $200.0 million senior subordinated un-secured bridge loan facility (the "Senior Sub-ordinated Bridge Facility" and, together with the Senior Bridge Facility, the "Bridge Fa-cilities").

Purpose:	Proceeds of borrowings under the Senior Bridge
Facility (the "Senior Initial Loans") and the
Senior Subordinated Bridge Facility (the "Sen-ior Subordinated Initial Loans" and together with the Senior Initial Loans, the "Initial
Loans") will be used to finance a portion of the Acquisition and the Refinancing and to pay fees, commissions and expenses in connection therewith and, at the option of Borrower, to defease the Untendered Existing Notes.

Closing Date:	The date of consummation of the Acquisition.

Maturity/Exchange:	All the Initial Loans will mature on the date
that is one year following the Closing Date
(the "Maturity Date"). If any Initial Loan has not been previously repaid in full on or prior to the Maturity Date, subject to the conditions outlined below under "Conditions to Conversion of the Initial Loans," such Initial
Loan shall be converted into a term loan
(each, a "Term Loan" and, together with the Initial Loans, the "Loans") maturing on the ninth anniversary of the Closing Date (the
"Final Maturity Date"). The Lenders in re-spect of the Initial Loans and the Term Loans will have the option (i) in the case of Ini-tial Loans, at the Maturity Date or (ii) in the case of Term Loans, at any time or from time to time, to receive notes (the "Exchange
Notes") in exchange for Initial Loans or Term
Loans having the terms set forth in the term sheet attached hereto as Exhibit A.

Availability:	Upon satisfaction of conditions precedent to
drawing to be specified in the Bridge Documen-tation, a single drawing may be made on the Closing Date of the full amount of the Bridge
Facilities.

Interest:	Prior to the Maturity Date, the Initial Loans
will accrue interest at a rate per annum equal to the greater of (a) 10.5% per annum and (b) the three-month London Interbank Offered Rate
("LIBOR") as determined by UBS for a corre-sponding U.S. dollar deposit amount (adjusted quarterly) plus 925 basis points (the
"Spread"). If the Initial Loans are not re-paid in full within three months following the Closing Date, the Spread will increase by 50 basis points at the end of such three-month period and shall increase by an additional
50 basis points at the end of each three-month period thereafter. LIBOR will be adjusted for maximum statutory reserve requirements (if any).
Interest on the Initial Loans will be payable in arrears at the end of each three-month pe-riod and at the Maturity Date. Interest on the Initial Loans shall not exceed 16.0% per annum and, to the extent the interest payable on the Initial Loans exceeds 14.0% per annum, Borrower may, at its option, cause such excess interest to be added to the principal amount of the Initial Loans.
Following the Maturity Date, all outstanding
Term Loans will accrue interest at the rate provided for in the Exchange Notes in Ex-hibit A hereto, subject to the absolute and cash caps applicable to the Exchange Notes.
Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days.

Default Interest:	Upon any payment default, interest will accrue
on any amount of a loan or other amount pay-able under the Bridge Facilities at a rate of 2.0% per annum in excess of LIBOR plus the Spread and will be payable on demand.

Mandatory Redemption:	Borrower will be required to prepay Initial
Loans (and, if issued, Exchange Notes, to the extent required by the terms of such Exchange
Notes) on a pro rata basis, at par plus ac-crued and unpaid interest, from the net pro-ceeds from the incurrence of any debt or the issuance of any equity or any asset sales, subject to (i) exceptions to be agreed and
(ii) any requirements in the Bank Facilities.

Optional Prepayments:	The Initial Loans and Term Loans may be pre-
paid, in whole or in part, at the option of Borrower, at any time with reasonable prior notice, at par plus accrued and unpaid inter-est and breakage costs.

Guarantees:	The Senior Bridge Facility will be guaranteed
on a senior basis by Holdings and each of Bor-rower's subsidiaries that guarantees the Bank
Facilities.  The Senior Subordinated Bridge
Facility will be guaranteed on a senior subor-dinated basis by Holdings and each of Bor-rower's subsidiaries that guarantees the Bank
Facilities.

Security:	None.

Ranking:

Senior Bridge Facility:  Pari passu with the
Bank Facilities.

Senior Subordinated Bridge Facility: Subordi-nated to the Bank Facilities; pari passu with or senior to all other obligations of Borrower and the guarantors.

Conditions to Borrowing:	Conditions precedent to borrowing under the
Bridge Facilities shall be those set forth in the Commitment Letter and Annex III to the Commitment Letter.

Representations and Warranties:	Substantially same as those in the Bank Docu-
mentation, with such changes as are necessary or appropriate for the Bridge Facilities.

Affirmative and Negative Covenants:
Usual and customary for loans of this type.

Financial Covenants:	Usual and customary for loans of this type.

Events of Default:	Will include (subject to such grace periods,
notice periods and qualifications to be agreed
upon) nonpayment, breach of representations and covenants, cross payment default and cross acceleration, invalidity of guarantees, bank-ruptcy and insolvency events, ERISA events, judgments and change of ownership or control
(to be defined) and such other events as are usual and customary for a transaction of this type.

Conditions to Conversion
of Initial Loans:	On the Maturity Date, unless (i) Holdings,
Borrower or any significant subsidiary thereof is subject to a bankruptcy or other insolvency proceeding, (ii) there exists a matured de-fault with respect to the Initial Loans or
(iii) there exists a default in the payment when due at final maturity of any indebtedness of Borrower or any of its subsidiaries, or the maturity of such indebtedness shall have been accelerated, the Initial Loans shall automati-cally be converted into Term Loans (subject to the Lenders' rights to convert Initial Loans into Exchange Notes as set forth in Exhibit A hereto).

Assignments and Participations:	Each Lender may assign all or a portion of its
Loans and commitments under the Bridge Facili-ties, or sell participations therein, to an-other person or persons, provided that each such assignment shall be in minimum amounts to be agreed upon (or the remainder of such Lender's loans and commitments, if less) and shall be subject to certain conditions (in-cluding, without limitation, the consent of the Administrative Agent, which consent shall not be unreasonably withheld, and the payment of a customary administrative fee to the Ad-ministrative Agent) and no purchaser of a par-ticipation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Bridge Facilities
(except as to certain basic issues).

Expenses and Indemnification:	The Bridge Documentation will provide that all
reasonable and documented out-of-pocket ex-penses (including but not limited to reason-able and documented legal fees and expenses and expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of the Lend-ers, UBS, UBSS and the Administrative Agent associated with the syndication of the Bridge
Facilities and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by Borrower. In addition, all out-of-pocket expenses (including but not limited to reasonable and documented legal fees and ex-penses) of the Lenders and the administrative agent for the Bridge Facilities for workout proceedings, enforcement costs and documentary taxes associated with the Bridge Facilities are to be paid by Borrower.
	The Bridge Documentation will provide that Borrower will indemnify the Lenders, UBS, UBSS and the Administrative Agent and their respec-tive affiliates, and hold them harmless from and against all reasonable and documented out-of-pocket costs, expenses (including but not limited to reasonable and documented legal fees and expenses) and liabilities arising out of or relating to the proposed transactions, including but not limited to the Acquisition, the Refinancing or any transactions related thereto and any actual or proposed use of the proceeds of any loans made under the Bridge
Facilities; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final judgment of a court of competent juris-diction to have been incurred solely by reason of the gross negligence or willful misconduct of such person.
	Borrower will indemnify the Lenders for with-holding taxes imposed by any governmental authorities. Such indemnification shall con-sist of customary tax gross-up provisions.

Requisite Lenders:	Lenders holding at least a majority of total
Loans and commitments under the Bridge Facili-ties, with certain modifications or amendments requiring the consent of Lenders holding a greater percentage (or all) of the total Loans and commitments under the Bridge Facilities.

Governing Law and Forum:	The laws of the State of New York.  Each party
to the Bridge Documentation will waive the right to trial by jury and will consent to ju-risdiction of the state and federal courts lo-cated in The City of New York.

Counsel to UBSS and
the Administrative Agent:	Cahill Gordon & Reindel LLP.





Exhibit A to ANNEX II

        Summary of Principal Terms and Conditions of Exchange Notes

Capitalized terms used but not defined herein have the meanings given (or incorporated by reference) in the Summary of Principal Terms and Conditions of the Bridge Facilities to which this Exhibit A is attached.

Issuer:	Borrower will issue Exchange Notes under an
indenture which complies with the Trust Inden-ture Act (the "Indenture"). Borrower in its capacity as issuer of the Exchange Notes is referred to as the "Issuer."

Guarantors:	Same as Initial Loans.

Principal Amount:	The Exchange Notes will be available only in
exchange for the Initial Loans (at the Matur-ity Date) or the Term Loans (at any time).
The principal amount of any Exchange Note will equal 100% of the aggregate principal amount of the Initial Loans or the Term Loans for which it is exchanged.

Maturity:	The Exchange Notes will mature on the ninth
anniversary of the Closing Date.

Interest Rate:	The Exchange Notes will bear interest at a
rate equal to the Initial Rate (as defined be-low) plus the Exchange Spread (as defined be-
low).  Notwithstanding the foregoing, the in-
terest rate in effect at any time shall not exceed 16.0% per annum, and to the extent the interest payable on any Exchange Note exceeds a rate of 14.0% per annum, the Issuer may, at its option, cause such excess interest to be paid by issuing additional Exchange Notes in a principal amount equal to such excess portion of interest. The "Initial Rate" shall be equal to the interest rate applicable to the Initial Loans and in effect on the Maturity
Date. "Exchange Spread" shall mean 50 basis points during the 3 month period commencing on the Maturity Date and shall increase by 50 ba-sis points at the beginning of each subsequent
3 month period.
	Any holder of Exchange Notes may, at its op-tion, elect to have all or part of its Ex-change Notes not called for redemption accrue at a fixed interest rate equal to the interest rate in effect at the time of the election (a
"Fixed Rate Exchange Note").
	Calculation of interest shall be on the basis of the actual number of days elapsed in a year of twelve 30-day months.

Default Interest:	In the event of a payment default on the Ex-
change Notes, interest on the Exchange Notes will accrue at a rate of 2.0% per annum in ex-cess of the rate otherwise applicable to such Exchange Notes, and will be payable in accor-dance with the provisions described above un-der the heading "Interest Rate."

Ranking: 	Exchange Notes that are exchanged for Senior
Initial Loans (or Term Loans that were Senior
Initial Loans), same as Senior Bridge Facil-ity. Exchange Notes that are exchanged for Senior Subordinated Initial Loans (or Term
Loans that were Senior Subordinated Initial
Loans), same as Senior Subordinated Bridge Fa-cility.

Mandatory Offer to Purchase:	The Issuer will be required to offer to pur-
chase the Exchange Notes upon a Change of Con-trol (to be defined in the Indenture) at 101% of the principal amount thereof plus accrued interest to the date of purchase.

Optional Redemption:	Exchange Notes that are not Fixed Rate Ex-
change Notes are prepayable at any time with-out premium or penalty. Fixed Rate Exchange
Notes will be non-callable until the fourth anniversary of the Closing Date. Thereafter, each Fixed Rate Exchange Note will be callable at par plus accrued interest plus a premium equal to one half of the coupon on such Ex-change Note, which premium shall decline rata-bly on each anniversary of the Closing Date to zero on the date that is two years prior to the maturity of the Fixed Rate Exchange Notes.

Defeasance Provisions:	Customary for publicly traded high yield debt
securities.

Modification:	Customary for publicly traded high yield debt
securities.

Registration Rights:	The Borrower shall file, within 60 days after
each issuance of Exchange Notes with a minimum aggregate principal amount of $10.0 million
(the date of each such issuance, an "Issue
Date"), and will use its best efforts to cause to become effective, as soon thereafter as practicable, a shelf registration statement with respect to such Exchange Notes so issued
(each, a "Shelf Registration Statement"). If a Shelf Registration Statement is filed, the Borrower will keep such Shelf Registration
Statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of the Exchange Notes to which such Shelf Registra-tion Statement relates. The Borrower shall cause (i) the Shelf Registration Statement with respect to the Exchange Notes issued on the first Issue Date to be declared effective by the date (the "First Effectiveness Date") that is 150 days from the first Issue Date and
(ii) each Shelf Registration Statement with respect to any Exchange Note issued subsequent to the first Issue Date to be declared effec-tive by the date (each, a "Subsequent Effec-tiveness Date" and, together with the First
Effectiveness Date, an "Effectiveness Date") that is 60 days from the date of issue of such Exchange Note, provided that any Subsequent
Effectiveness Date shall be extended to 150 days from the date of issue of such Exchange
Note to the extent that the Borrower receives written notice that the Shelf Registration
Statement to which such Exchange Note relates will be reviewed by the Securities and Ex-change Commission. Any failure on the part of the Borrower to cause any Shelf Registration
Statement to be declared effective in accor-dance with the preceding sentence is referred to as a "Registration Default". In the event of a Registration Default with respect to any Exchange Note, the Borrower will pay liqui-dated damages in the form of increased inter-est of 0.50% per annum on the principal amount of such Exchange Note to the holder of such Exchange Note, to the extent that such holder is unable to freely transfer such Exchange
Note, from and including the applicable Effec-tiveness Date to but excluding the effective date of the Shelf Registration Statement with respect to such Exchange Note. On the 90th day after the Effectiveness Date with respect to any such Exchange Note, the liquidated dam-ages shall increase by 0.50% per annum and, on each 90-day anniversary of the Effectiveness
Date thereafter, shall increase by 0.50% per annum to maximum increase in interest of 2.00% per annum (such damages to be payable by issu-ing additional Exchange Notes, if, after giv-ing effect to such increase, the interest rate thereon would exceed 14.0% per annum). The
Borrower will also pay such liquidated damages to the holder of an Exchange Note for any pe-riod of time (subject to customary exceptions) following the effectiveness of the Shelf Reg-istration Statement with respect to such Ex-change Note that such Shelf Registration
Statement is not available for sales thereun-der. All accrued liquidated damages will be paid on each quarterly interest payment date.

Right to Transfer Exchange Notes:
The holders of the Exchange Notes shall have the absolute and unconditional right to trans-fer such Exchange Notes in compliance with ap-plicable law to any third parties.

Covenants:	Those typical for an indenture governing pub-
licly traded high yield notes.

Events of Default:	Those typical for an indenture governing pub-
licly traded high yield notes.

Governing Law:	The laws of the State of New York.







ANNEX III

                        CONDITIONS TO CLOSING

(All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this Annex III is attached.)

The commitment of the Lenders under the Commitment Letter with respect to each of the Facilities, UBS's and UBSS's agreements to perform the services described in the Commitment Letter, the consummation of the Transactions and the funding of the Facilities are subject to the conditions set forth in the Commitment Letter and satisfaction of each of the conditions precedent set forth below.

1. The Acquisition shall be consummated substantially in accordance with the Merger Agreement as in effect on the date of the Commitment Letter, with such changes therein as UBS may approve. No more than $12.0 million of Untendered Existing Notes shall remain outstanding after giving effect to the consumma-tion of the Transactions unless arrangements satisfactory to UBS shall have been made which shall have resulted in there being no requirement to make a "change of control" offer for the such Untendered Existing Notes or Borrower shall have made other arrangements to refinance such Untendered Existing Notes or such "change of control" offer in a manner reasonably acceptable to UBS. UBS shall be reasonably satisfied with the terms and documentation for the tender offer for the Existing Notes. UBS shall have received, reviewed, and be reasonably satisfied with, the ownership, cor-porate, legal, tax, man-agement and capital structure of Holdings, Borrower and their respective sub-sidi-aries (after giving effect to the Transactions) and any securities is-sued, and any indemnities and other ar-rangements entered into, in connection with the Transactions. UBS shall be reasonably satisfied with all corporate governance plans and arrangements of Holdings and its subsidiaries, including any shareholders agreement or voting agreement. UBS acknowledges and agrees that the structure, terms and conditions of the Transactions contemplated by this letter and the most recent draft of the Merger Agreement, the sharehold-ers agreement and the voting agreement to be entered into therewith (in each case dated March 26, 2004) and other documentation for the Transactions pro-vided or made available to UBS prior to the date of the Commitment Letter are satisfactory to UBS for purposes of this condition.

2. It shall be a condition to the occurrence of the GCo Spin that: (i) UBS shall have received, reviewed, and be reasonably satisfied with, the owner-ship, corporate, legal, tax, management and capital structure of GCo (after giving effect to the Transactions) and any securities issued, and any indem-nities and other arrangements entered into, in connection with the GCo Spin and (ii) UBS shall have reviewed and be reasonably satisfied with (A) the re-sults of its legal, tax and accounting due dili-gence relating to the GCo Spin and the transactions and arrangements contemplated thereby, (B) all as-pects and the documentation relating to the GCo Spin, (C) the assets and value of all such assets to be transferred to GCo, (D) all arrangements and agreements (including, without limitation, any lease agree-ment) entered into or to be entered into between Holdings or any of its subsidiaries and GCo or any of its subsidiaries or affiliates (it being understood that all such af-filiate transactions (including post-closing) must satisfy customary affili-ate transaction covenants in the Financing Documentation (except that any lease agreements shall only be required to be reasonably satisfactory to
UBS)) and (E) the pro forma con-solidated balance sheet and related state-ments of income and cash flows of each of Borrower and GCo after giving ef-fect to the GCo Spin. It is understood and agreed that UBS shall retain the right to review and request reasonable changes to the shareholders agreement referred to in the last sentence of clause (1) above to reflect the parties' agreements with respect to the GCO Spin.

3. Borrower shall have received not less than $219.0 million in cash from the Eq-uity Financing from Sponsor and one or more other investors reasonably satisfactory to UBSS and shall have retained not less than $67.7 million pur-suant to the Rollover Equity. The terms of the Equity Fi-nancing and the Rollover Equity shall not require any payments or other distributions of cash or property in respect thereof, or any purchases, redemptions or other acqui-sitions thereof for cash or property, prior to the payment in full of all ob-ligations under the Facilities and the Notes, if any, except for funding fees payable on the Closing Date that do not reduce the amounts contemplated by this paragraph.

4. UBS shall have received (i) audited consolidated balance sheets and re-lated statements of income, stockholders' equity and cash flows of each of Borrower and the Acquired Busi-ness prepared in accordance with GAAP for each of the last three fiscal years ending more than 90 days prior to the Closing Date (the "Audited Financial Statements"), (ii) unaudited consolidated bal-ance sheets and related statements of income, stockholders' equity and cash flows of each of Borrower and the Ac-quired Business prepared in accordance with GAAP for each fiscal quarter ending after the last fiscal year covered by the Audited Financial Statements and prior to 30 days prior to the Closing Date and for the comparable periods of the preceding fiscal year (the "Unau-dited Financial Statements") (with respect to which the independent auditors shall have performed a SAS 100 review), (iii) pro forma consolidated bal-ance sheet and related statements of income and cash flows for Borrower (the "Pro Forma Financial Statements"), as well as pro forma levels of EBITDA and other operating data (the "Pro Forma Data"), for the last fiscal year covered by the Audited Financial Statements, each fiscal quarter covered by the Unau-dited Financial Statements and for the latest four-quarter period ending more than 30 days prior to the Closing Date, in each case after giving effect to the Transactions and the GCo Spin and (iv) forecasts of the financial per-formance of Borrower and its subsidiaries for the period of five years after the Closing Date (UBS acknowledges that it has received the items referred to in clause (i)). The Pro Forma Financial Statements and the Pro Forma Data shall be consistent in all material respects with the sources and uses de-scribed in the Commitment Letter and the forecasts provided to the Lenders. The Pro Forma Financial Statements shall be prepared on a basis consistent with pro forma financial statements set forth in a regis-tration statement filed with the Securities and Exchange Commission subject to adjustments to be agreed upon.

5. Holdings, Borrower and its subsidiaries shall be in compliance, in all ma-terial re-spects, with all applicable foreign and U.S. federal, state and lo-cal laws and regulations, including all ap-plicable environmental laws and regulations. All necessary governmental and material third party ap-provals in connection with the Transactions shall have been obtained and shall be in effect.

6. Sources and uses of funds and the assumptions relating thereto (including indebt-edness or preferred equity of Holdings, Borrower, the Acquired Busi-ness or any of their respective sub-sidiaries after giving effect to the Transactions) shall be substantially as set forth in the Commitment Let-ter.

7. (A) Borrower's pro forma consolidated EBITDA for the last four-quarter pe-riod ending more than 30 days prior to the Closing Date, calculated as de-scribed above in paragraph 4, shall not be less than (x) if the GCo Spin oc-curs, $245.0 million and (y) if the GCo Spin does not occur, $229.0 million (the amount referred to in clause (x) or (y), as applicable, the "Pro Forma EBITDA") and (B) the ratio of pro forma total debt, as of the Closing Date, of Borrower to Pro Forma EBITDA shall not be greater than (x) if the GCo Spin occurs, 4.00 to 1.00 and (y) if the GCo Spin does not occur, 4.25 to 1.00.

8. UBS shall have received and be satisfied with all legal opinions (includ-ing any legal opinions delivered under the Acquisition Documents, together with appropriate reliance letters), certificates (including a solvency cer-tificate from the Acquired Business's chief financial officer) rea-sonably requested by UBS relating to the Acquired Business and the Transactions.

9. All costs, fees, expenses (including, without limitation, legal fees and expenses and the fees and expenses of appraisers, consultants and other advi-
sors) and other compensation payable to the Lenders, UBSS, UBS, the Adminis-trative Agent or the Collateral Agent shall have been paid to the extent due.

10. UBSS shall have had not less than 30 days to conduct the syndication of the Fa-cilities, such period to commence upon delivery of the final confiden-tial information memorandum re-ferred to in the Commitment Letter under "Syn-dication" to UBSS.

Additional Bank Facilities Conditions

In addition, the commitment of the Lenders under the Commitment Letter with respect to the Bank Facilities, UBS's and UBSS's agreements to perform the services described in the Commitment Letter, the consummation of the Transac-tions and the funding of the Bank Facilities are subject to the following ad-ditional conditions precedent set forth below.

1. The negotiation, execution and delivery of the Bank Documentation, includ-ing schedules, exhibits and ancillary documentation and related guarantees, security documentation and other support documentation reasonably satisfac-tory to the Bank Lenders.

2. Prior to or concurrently with the initial borrowings under the Bank Fa-cilities, Borrower shall have received gross proceeds of at least $600.0 mil-lion either from the issuance and sale of the Notes or from borrowings under the Bridge Facilities. The documentation and terms of the Notes and the Bridge Facilities shall be reasonably satisfactory in form and substance to the Bank Lenders.

3. The Collateral Agent shall have a perfected, first priority lien on and security in-terest in all assets as required in the Bank Term Sheet under the heading "Security."

4. The Bank Documentation shall contain other conditions related to the ini-tial fundings thereunder which are required by the Bank Lenders and are cus-tomary for transactions of its type.

Additional Bridge Facilities Conditions

In addition, the commitment of the Lenders under the Commitment Letter with respect to the Bridge Facilities, UBS's and UBSS's agreements to perform the services described in the Commit-ment Letter, the consummation of the Trans-actions and the funding of the Bridge Facilities are subject to the following additional conditions precedent set forth below.

1. The negotiation, execution and delivery of the Bridge Documentation, in-cluding schedules, exhibits and ancillary documentation and related guaran-tees and other support documentation reasonably satisfactory to the Bridge Lenders.

2. Prior to or concurrently with the borrowings under the Bridge Facilities, the Bank Documentation shall have been executed and delivered, and Borrower shall have received gross proceeds of at least $400.0 million from borrowings under the Bank Facilities. The Bank Documentation shall be reasonably satis-factory in form and substance to the Bridge Lenders.

3. Borrower shall have engaged the Investment Bank referred to in the Fee Letter to place the Securities referred to therein. Borrower shall have pre-pared and delivered to the Investment Bank an Offering Document (as defined in the Fee Letter) at least 30 business days prior to the Closing Date (or such earlier date as may be deemed necessary by the Investment Bank). The Investment Bank shall have marketed the Securities for such a period as is customary to complete the sale of securities such as the Securities, but in any event not less than 15 business days unless a shorter period is accept-able to the Investment Bank.

4. The Bridge Documentation shall contain other conditions related to draw-down thereon which are required by the Bridge Lenders and are customary for transactions of its type.